EXHIBIT 10.2(iii)

OFFICER RETIREMENT AGREEMENT

THIS AGREEMENT entered into this              day of              , 2002 and becoming effective as of April 1, 2002 between GEORGIA-PACIFIC CORPORATION, a Georgia corporation, having its principal office in Atlanta, Georgia (“G-P”), and «Name_in_CAPs» (“Officer”);

WITNESSETH:

WHEREAS, Officer is and will be rendering valuable services to G-P and its Affiliates and G-P desires to receive the benefit of Officer’s continued loyalty, service and counsel and to provide Officer and/or Officer’s eligible beneficiaries with benefits in the event of Officer’s retirement, death or disability;

IT IS HEREBY AGREED:

1. Definitions.

For purposes of this Agreement, the capitalized terms in this Agreement shall have the meanings set forth below:

(a) Actuarial Equivalent. The term “Actuarial Equivalent” shall mean a benefit of equivalent value determined as of a specified date using the Periodic Adjustment Percentage and the applicable mortality table set forth in the Pension Plan as of Officer’s Termination Date, and such other factors as the actuary for G-P deems appropriate.

(b) Affiliate. The term “Affiliate” shall mean any organization whose employees are treated as employees of G-P under section 414(b) or section 414(c) of the Internal Revenue Code of 1986, as amended (or the corresponding provisions of any successor statute), or which is treated as an “affiliate” of G-P under Rule 144 in the General Rules and Regulations under the

Securities Act of 1933. For purposes of this Agreement, an Affiliate shall be considered an Affiliate only for periods during which the Affiliate meets this definition of Affiliate.

(c) Annuity Equivalent. The term “Annuity Equivalent” of a given benefit shall mean an Actuarial Equivalent benefit in the Normal Form determined as of Officer’s Retirement Benefit commencement date and based on the statutory restrictions on qualified plan benefits (if applicable) as in effect on Officer’s Termination Date. With respect to benefits under the G-P Retirement Plans which are based on investment performance, the Actuarial Equivalent calculation shall take into account such investment performance by (i) with respect to benefits which have been distributed to Officer prior to his Termination Date, deeming the investment gain between the date of such distribution and December 31, 2001 to be the Periodic Adjustment Percentage under the Pension Plan as in effect from time to time during that period, and (ii) for purposes of Paragraph 4(c)(2), deeming the investment gain under any defined benefit plan for periods after Officer’s Termination Date to age sixty-two (62) (if not attained at Officer’s Termination Date ) to be the Periodic Adjustment Percentage for the Pension Plan as of Officer’s Termination Date.

(d) Average Monthly Cash Salary. The term “Average Monthly Cash Salary” shall mean the greater of (i) Officer’s total Cash Salary for the highest four (4) consecutive calendar years during the last ten (10) calendar years of employment with G-P and its Affiliates divided by 48, or (ii) Officer’s average monthly Cash Salary for the last forty-eight (48) calendar months of employment with G-P and its Affiliates (or, if fewer, all calendar months of his or her employment with G-P and its Affiliates which immediately precede Officer’s Termination Date )

(e) Beneficiary. The term “Beneficiary” shall mean the Officer’s Original Spouse unless Officer, with the written consent of such spouse, designates in writing another person(s) (which may include a trust or Officer’s estate) as Beneficiary prior to the commencement of benefits to receive the remaining Retirement Benefits due upon Officer’s death in accordance with Paragraph 8. If no Beneficiary has been effectively designated by Officer at the time of his or her death, Officer’s Beneficiary shall be Officer’s Surviving Spouse or, if Officer has no spouse at that time, Officer’s estate.

(f) Cash Salary. The term “Cash Salary” shall mean base salary and annual incentive bonuses paid by G-P or its Affiliates, and any such cash salary or annual incentive bonus which Officer elected to defer, and excludes, without limitation, severance payments or any payment made upon the termination of Officer’s employment (regardless of whether such payment is characterized as a severance payment), compensation under any long-term incentive program, any bonus (other than the annual incentive bonus), and any other incentive compensation. For purposes of this Agreement, the annual incentive bonus shall be counted in the year in which such annual incentive bonus is paid.

(g) Company-provided Benefits. The term “Company-provided Benefits” shall mean any benefit accrued by Officer while participating in a G-P Retirement Plan during Officer’s employment with G-P and/or its Affiliates, excluding any accruals attributable to Cash Salary deferrals elected by Officer; provided, however, the term “Company-provided Benefits” shall not include any benefits accrued or any investment gains or losses incurred after December 31, 2001 under a G-P Retirement Plan that is a defined contribution retirement plan.

(h) Disabled. The term “Disabled” shall mean “totally disabled” as defined under the long-term disability plan in effect generally for salaried employees of G-P at Officer’s Termination Date (whether or not Officer actually participates in that plan at the time) as determined by the plan administrator of such plan.

(i) G-P Retirement Plans. The term “G-P Retirement Plans” shall mean any qualified or non-qualified defined benefit or defined contribution retirement plan maintained by G-P covering Officer including, without limitation, the Georgia-Pacific Corporation Salaried 401(k) Plan and the Pension Plan (including any QSERP benefit), but excluding any former G-P employee stock ownership plan. The term “G-P Retirement Plans” does not include any long-term disability plan maintained by G-P or its Affiliates.

(j) Joint and Survivor Annuity. The term “Joint and Survivor Annuity” shall mean a benefit which is the actuarial equivalent of the Single Life Annuity and which is payable monthly to Officer during Officer’s lifetime with an amount equal to either 50% or 100% of such monthly benefit to be paid to Officer’s Original Spouse for the spouse’s lifetime after Officer’s death.

(k) New Spouse. The term “New Spouse” shall mean the spouse who is Officer’s lawful spouse on the date Officer makes an election described in Paragraph 8(c) and on the date of Officer’s death.

(l) Normal Form. The term “Normal Form” shall mean the form of Retirement Benefit payment specified in Paragraph 8(a) of this Agreement.

(m) Original Spouse. The term “Original Spouse” shall mean a spouse who is Officer’s lawful spouse on the date Officer’s Retirement Benefits under this Agreement commence and on the date of Officer’s death.

(n) Pension Plan. The term “Pension Plan” shall mean the Georgia-Pacific Corporation Salaried Pension Plan, as amended from time to time.

(o) Periodic Adjustment Percentage. The term “Periodic Adjustment Percentage” shall mean the rate of increase used to calculate the periodic adjustments to an Officer’s account under the Pension Plan.

(p) Retirement Benefit. The term “Retirement Benefit” shall mean a Normal, Early, Vested, or Disability Retirement Benefit, as applicable, provided pursuant to the terms of this Agreement.

(q) Service. The term “Service” shall mean a period of unbroken employment with G-P and/or its Affiliates, provided however that employment with an Affiliate shall be counted only for periods during which the Affiliate met the definition of Affiliate.

(r) Single Life Annuity. The term “Single Life Annuity” shall mean a benefit payable monthly for the life of Officer with the last payment made as of the first of the month in which Officer’s death occurs.

(s) Surviving Spouse. The term “Surviving Spouse” shall mean Officer’s spouse at the time of Officer’s death.

(t) Termination Date. The term “Termination Date” shall mean the date of Officer’s termination of employment with G-P and its Affiliates.

2. Normal Retirement Benefit.

(a) Officer shall be entitled to receive a Normal Retirement Benefit if Officer’s employment with G-P and its Affiliates terminates after attaining age sixty-five (65) and having been continuously employed by G-P and/or its Affiliates from the date of this Agreement through Officer’s Termination Date.

(b) The Normal Retirement Benefit shall commence on the first day of the month following Officer’s Termination Date and shall be paid in the Normal Form unless an alternative form of payment is selected in accordance with Paragraph 8.

(c) The monthly Normal Retirement Benefit payable in the Normal Form shall be calculated as follows:

 (1) Determine the monthly amount that equals fifty percent (50%) of Officer’s Average Monthly Cash Salary; and

 (2) Subtract the Annuity Equivalent of any Company-provided Benefits payable to or on behalf of Officer under the G-P Retirement Plans.

3. Early Retirement Benefit.

(a) Officer shall be entitled to receive an Early Retirement Benefit if Officer’s employment with G-P and its Affiliates terminates after reaching age fifty-five (55) and having completed at least fifteen (l5) years of Service.

(b) The Early Retirement Benefit shall commence on the first day of the month following Officer’s Termination Date and shall be paid in the Normal Form unless an alternative form of payment is selected in accordance with Paragraph 8.

(c) The monthly Early Retirement Benefit payable in the Normal Form shall be calculated as follows:

(1) Determine the monthly amount under Paragraph 2(c)(1);

(2) Multiply the amount determined in subparagraph 3(c)(1) above by the appropriate early commencement percentage as indicated below:

Age of Officer At Commencement of Benefits	Percentage
62	100%
61	96%
60	92%
59	88%
58	84%
57	80%
56	76%
55	72%

(3) Subtract the Annuity Equivalent of any Company-provided Benefits payable to or on behalf of Officer under the G-P Retirement Plans.

4. Vested Retirement Benefit.

(a) Officer shall be entitled to receive a Vested Retirement Benefit if Officer’s employment with G-P and its Affiliates terminates for any reason other than Normal Retirement, Early Retirement, Disability Retirement or death after Officer has completed at least three (3) years of Service.

(b) The Vested Retirement Benefit shall commence on the first day of the month following the Officer’s Termination Date or the Officer’s attainment of the age of sixty-two (62) years, whichever last occurs. Such payments shall be paid in the Normal Form unless an alternative form of payment is selected in accordance with Paragraph 8.

(c) The monthly Vested Retirement Benefit payable in the Normal Form shall be calculated as follows:

(1) Determine the monthly amount under Paragraph 2(c)(1);

(2) Subtract the Annuity Equivalent of any Company-provided Benefits payable to or on behalf of Officer under the G-P Retirement Plans;

(3) Multiply the result by a fraction, the numerator of which shall equal the number of Officer’s completed years of Service at the Termination Date or fifteen (15), whichever is less, and the denominator of which shall be fifteen (l5).

5. Disability Retirement Benefit.

(a) Officer shall be entitled to receive a Disability Retirement Benefit if Officer is Disabled on Officer’s Termination Date and such Termination Date occurs prior to Officer becoming eligible for a Normal or Early Retirement Benefit and after Officer completes at least one (l) year of Service.

(b) The Disability Retirement Benefit shall commence on the first day of the month following the Officer’s Termination Date and shall be paid in the Normal Form.

(c) The monthly Disability Retirement Benefit payable in the Normal Form shall be calculated as follows:

(1) Determine the monthly amount under Paragraph 2(c)(1);

(2) Multiply the result in subparagraph 5(c)(1) above by the appropriate early commencement percentage as indicated below:

Age of Officer At Termination Because of Disability	Percentage
64	100%
63	100%
62	100%
61	94%
60	88%
59	82%

58	76%
57	70%
56	64%
55	58%
54 and prior	50%

(3) Subtract the Annuity Equivalent of any Company-provided Benefits payable to or on behalf of Officer under the G-P Retirement Plans.

6. Pre-Retirement Survivor Benefits.

(a) A Pre-Retirement Survivor Benefit shall be paid in accordance with this Section 6(a) in the event of Officer’s death while employed by G-P and its Affiliates and after the completion of at least one (l) year of Service. The Pre-Retirement Survivor Benefit shall be payable to the Surviving Spouse and shall be paid in the form of a Single Life Annuity commencing on the first day of the month following the Officer’s date of death. The monthly Pre-Retirement Survivor Benefit payable to Officer’s Surviving Spouse shall be calculated as follows:

(1) Determine the monthly amount under Paragraph 2(c)(1);

(2) Subtract the Annuity Equivalent of any Company-provided Benefits payable to or on behalf of Officer under the G-P Retirement Plans.

(3) Multiply the result by the appropriate early commencement percentage as indicated below:

Age of Officer At Death	Percentage
64	50%
63	50%
62	50%
61	47%
60	44%
59	41%
58	38%
57	35%
56	32%
55	29%
54 and prior	25%

(b) A Pre-Retirement Survivor Benefit shall be paid in accordance with this Section 6(b) in the event of Officer’s death after termination of employment with G-P and its Affiliates after having met the eligibility requirements for a Vested Retirement Benefit but before commencement of such benefit.

(i) If Officer has not made an effective election under Paragraph 8 at the time of Officer’s death, the Pre-Retirement Survivor Benefit shall be payable to the Surviving Spouse and shall be paid in the form of a Single Life Annuity commencing on the first day of the month following the Officer’s date of death. The monthly Pre-Retirement Survivor Benefit payable to Officer’s Surviving Spouse shall be calculated as follows:

(1) Determine the monthly amount under Paragraph 2(c)(1);

(2) Subtract the Annuity Equivalent of any Company-provided Benefits payable to or on behalf of Officer under the G-P Retirement Plans.

(3) Multiply the result by the appropriate early commencement percentage as indicated below:

Age of Officer At Death	Percentage
64	50%
63	50%
62	50%
61	47%
60	44%
59	41%
58	38%
57	35%
56	32%
55	29%
54 and prior	25%

(ii) If Officer has made an effective election under Paragraph 8 at the time of Officer’s death, the Pre-Retirement Survivor Benefit shall be payable to Officer’s Beneficiary in the form and to the extent contemplated in the applicable election, determined as follows: (i) calculate the Vested Retirement Benefit the Officer would have received in the elected form at age sixty-two (62); (ii) if Officer died prior to attaining age sixty-two (62), reduce the result in clause (i) by multiplying it by the appropriate early commencement percentage specified below:

Age of Officer Date of Death	Percentage
64	100%
63	100%
62	100%
61	94%
60	88%
59	82%
58	76%
57	70%
56	64%
55	58%
54 and prior	50%

and (iii) determine the survivor payments under the Retirement Benefit form elected by Officer as provided in Paragraph 8, based on the result in clause (ii).

7. Post-Retirement Survivor Benefits.

(a) A Post-Retirement Survivor Benefit shall be paid in accordance with this Section 7 in the event of Officer’s death (i) after Officer’s Retirement Benefits under this Agreement have commenced, or (ii) after termination of employment with G-P and its Affiliates after having met the eligibility requirements for a Normal, Early or Disability Retirement Benefit but before commencement of such benefit.

(b) If Officer has commenced Retirement Benefit payments, Officer’s Beneficiary shall be entitled to the payment of the survivor benefit, if any, payable under the form of Retirement Benefit being received by Officer at the time of Officer’s death.

(c) If Officer has not commenced Benefit payments but has made an effective election under Paragraph 8 at the time of Officer’s death, Officer shall be treated as if Officer survived to the Retirement Benefit commencement date and Officer’s Beneficiary shall be entitled to the survivor benefit, if any, under the Retirement Benefit form and to the extent contemplated in Officer’s election.

(d) If Officer has not commenced Benefit payments and has not made an effective election under Paragraph 8 at the time of Officer’s death, Officer shall be treated as if Officer survived to the Retirement Benefit commencement date and Officer’s Surviving Spouse, if any, shall be entitled to the payment of the survivor benefit payable under the Normal Form of Retirement Benefit for a married Officer.

8. Benefit Forms.

(a) Normal Form. Officer’s Retirement Benefit shall be paid in the Normal Form, unless Officer elects an optional form of Retirement Benefit in accordance with this Paragraph 8. The Normal Form of Retirement Benefit for an Officer who is single on the Retirement Benefit commencement date shall be a Single Life Annuity and the Normal Form of Retirement Benefit for an Officer who is married on the Retirement Benefit commencement date shall be a Joint and 50% Survivor Annuity.

(b) Optional Forms. An Officer eligible for Retirement Benefits (other than a Disability Retirement Benefit) may elect in writing (in a form acceptable to G-P) at any time to have such Retirement Benefits paid in one of the following optional forms, which shall be the Actuarial Equivalent to the Normal Form, in lieu of any other benefit payment form available under this Agreement:

(1) For an Officer who is married on the Retirement Benefit commencement date, a Joint and 100% Survivor Annuity with Officer’s Original Spouse designated as the Beneficiary.

(2) Substantially equal monthly payments for a period of 120 months which continue at the same level to Officer’s Beneficiary if Officer dies prior to the completion of such 120-month period.

(c) Notwithstanding anything in this Agreement to the contrary, if Officer (i) marries or remarries after the date Officer’s Retirement Benefits commence in the form of a Single Life Annuity or a Joint and Survivor Annuity, and (ii) desires to provide for the payment of a survivor benefit to his or her New Spouse if such spouse survives Officer, Officer shall have the right to make an irrevocable election (in a form satisfactory to G-P) to convert the Retirement Benefit which Officer is then receiving under this Agreement into a benefit which is the Actuarial Equivalent of the Single Life Annuity and which will provide a reduced monthly Retirement Benefit to Officer for Officer’s lifetime and, if Officer’s New Spouse survives Officer and is still married to Officer at the time of his death, will provide such New Spouse with a monthly benefit equal to fifty percent (50%) of Officer’s reduced monthly Retirement Benefit payments for the rest of such New Spouse’s lifetime.

(d) Any election under subparagraph 8(b) shall not be effective until the first anniversary of the date it is received by G-P. Any election under subparagraph 8(c) shall be effective on the date specified in the election (but in no event prior to the first of the month following receipt of the election by G-P). Any election under this Paragraph 8 may be revoked by Officer at any time before the commencement of Retirement Benefit payments (or, in the case of an election under subparagraph (c), modified Retirement Benefit payments), but becomes irrevocable upon such commencement.

9. Forfeiture of Benefits.

(a) Acknowledgments. Officer acknowledges that there exists goodwill and special relationships of trust and confidence between G-P and its Affiliates, on the one hand, and their employees, clients, customers, vendors, and suppliers, on the other. Officer also acknowledges that he or she has been and will be provided with access to confidential and proprietary information of G-P and/or its Affiliates. Officer also acknowledges that in the event he or she became a director, officer, employee, principal, agent or consultant of any entity which competes with G-P or its Affiliates or which intends to or may compete with the G-P or its Affiliates, it may be inherent in the performance of the duties of such position to disclose or use the information described above, as well as to appropriate the goodwill, relationships and know-how of G-P and its Affiliates, to or for the benefit of such other entity. Officer further acknowledges and agrees that it is fair and reasonable for G-P and its Affiliates to take steps to protect themselves from the risk disclosure of its confidential and proprietary information and from the risk of misappropriation of their relationships, goodwill and know-how.

(b) Competition. Officer and G-P agree that G-P shall have the right to forfeit all benefits otherwise payable under this Agreement to or on behalf of Officer if Officer competes with G-P or any Affiliate within the meaning of this Paragraph 9(b). Officer will be deemed to have competed with G-P or any Affiliate within the meaning of this Paragraph 9(b) if, during the term of Officer’s employment with G-P and all Affiliates and continuing through the two (2) year period commencing on the date Officer’s employment with G-P and all Affiliates terminates, Officer:

(1) directly or indirectly performs activities or provides services which are the same or substantially the same as those Officer provided to G-P or any Affiliate during the last two years of his or her employment (or, if still employed, during the previous two years);

(2) performs such activities or services for any entity (including himself) which directly or indirectly competes with any business of G-P or its Affiliates for which Officer had material responsibility during the last two years of his employment (or, if still employed, during the previous two years); and

(3) performs such activities or services anywhere in the geographic area[s] where Officer is performing such activities or services for G-P or any Affiliate as of the date he or she executes this Agreement (which may, with the mutual consent of the parties, be specified on and Exhibit A attached to this Agreement).

Officer acknowledges and agrees that he or she and G-P and its Affiliates may mutually agree to amend any Exhibits A to reflect any changes in his or her responsibilities.

(c) Trade Secrets or Confidential Information. Officer and G-P agree that G-P shall have the right to forfeit all benefits otherwise payable under this Agreement to or on behalf of Officer if Officer discloses trade secrets or confidential information of G-P or any Affiliate within the meaning of this Paragraph 9(c).

(1) Trade Secrets. Officer will be deemed to have disclosed trade secrets within the meaning of this Paragraph 9(c) if during the term of Officer’s employment with G-P or any Affiliate, or thereafter, Officer fails to hold in confidence for the benefit of G-P or any Affiliate, or directly or indirectly uses or discloses, publishes or otherwise conveys to others, except as authorized by G-P or any Affiliate in connection with the performance of Officer’s duties and responsibilities for G-P or any Affiliate, any “trade secret”, as defined hereinafter, that Officer may have or acquire (whether or not developed or compiled by Officer and whether or not Officer has been authorized to have access to such confidential or proprietary information) during the term of Officer’s employment with G-P or any Affiliate for so long as such information remains a trade secret. The term “trade secret” as used in this Agreement means any “trade secret” as defined under the applicable state law, and it shall include, but not be limited to any technical or non-technical data, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plans, product plans, or list of actua1 or potential customers, vendors or suppliers, which has not become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of G-P or its Affiliates.

(2) Confidential Information. Officer will be deemed to have disclosed confidential information within the meaning of this Paragraph 9(c) if during the term of Officer’s employment with G-P or any Affiliate, or during the two (2) year period commencing on the date Officer’s employment with G-P and all its Affiliates terminates, Officer fails to hold in a confidence for the benefit of G-P or any Affiliate, or directly or indirectly uses, discloses, publishes or otherwise conveys to others, except as authorized by G-P or any Affiliate in connection with the performance of Officer’s duties and responsibilities for G-P or any Affiliate, any confidential information, as defined hereinafter, that Officer may have or acquire (whether or not developed or compiled by Officer and whether or not Officer has been authorized to have access to such confidential or proprietary information) in connection with his or her employment with G-P or any Affiliate for so long as such information remains confidential. The term “confidential information” as used in this Agreement means any secret, confidential or proprietary information regarding G-P’s and its Affiliates’ activities, business, employees, suppliers, distributors or customers, including information received from any customer or client or potential customer or client of G-P or any Affiliate, which is not otherwise included in the definition of “trade secret” in Paragraph 9(c)(l). The term “confidential information” includes, but is not limited to, any information which is not generally known outside of G-P or its Affiliates, which Officer learned of through his or her employment with G-P or its Affiliates, and which would be useful to G-P’s or its Affiliates’ competitors, including, without limitation: (1) business and employment policies, marketing methods and the targets of those methods, finances, business plans, (including plans for new products or services) promotional materials and price lists; (2) the terms upon which G-P or its Affiliates obtain products or raw materials from its suppliers, vendors or other third parties; (3) the nature, origin, composition and development of the company’s products; and (4) the manner in which G-P or its Affiliates provides products and services to its customers and clients.

(3) Enforceability. Nothing in Paragraph 9(c) of this Agreement shall limit or supersede any rights or remedies otherwise available to G-P or any Affiliate under federal, state or local law but shall be cumulative with any such rights and/or remedies. These nondisclosure covenants shall survive the expiration or termination of this Agreement for any reason.

(d) Solicitation. Officer and G-P agree that G-P shall have the right to forfeit all benefits otherwise payable under this Agreement to or on behalf of Officer if Officer solicits customers, clients or employees of G-P or any Affiliate within the meaning of Paragraph 9(d).

(1) Solicitation of Employees. Officer will be deemed to have solicited employees of G-P or any Affiliate within the meaning of this Paragraph 9(d) if during the term of Officer’s employment with G-P or any Affiliate, or at any time during the two (2) year period commencing on the date Officer’s employment with G-P and all Affiliates terminates, Officer solicits, encourages, entices, assists or causes any employee of G-P or any Affiliate with whom Officer had material contact during the two (2) years immediately preceding the termination of Officer’s employment with G-P or any Affiliate (or, if still employed, during the previous two years) to end his or her employment with G-P or any Affiliate.

(2) Solicitation of Customers or Clients. Officer will be deemed to have solicited customers or clients of G-P or any Affiliate within the meaning of Paragraph 9(d) if during the term of Officer’s employment with G-P or any Affiliate, or at any time during the two (2) year period commencing on the date Officer’s employment with G-P and all Affiliates terminates, Officer solicits business from any current, former or prospective customer or client of G-P or of any Affiliate with whom Officer had material contact during the two (2) years immediately preceding the termination of his employment with G-P and all Affiliates (or, if still employed, during the previous two years).

(e) Construction. Officer acknowledges and agrees that, in light of the confidential and proprietary nature of Officer’s duties and the fact that G-P and the Affiliates compete throughout the United States and Canada, the protections set forth in this Paragraph 9 are reasonable, fair and equitable in scope, terms and duration and are necessary to protect the legitimate business interests of G-P and any Affiliate. If any portion or portions of this Paragraph 9 is determined to be unenforceable as drafted, it is the intention of G-P and Officer that, to the extent permitted by applicable law, the unenforceable portion or portions of this Paragraph 9 shall be severed or restricted (as the case may be) and that, except as so severed or restricted, terms of this Paragraph 9 shall be enforced.

(f) Expiration. G-P’s rights under this Paragraph 9 shall expire and shall have no further force or effect effective upon the occurrence of a Change in Control of (as such term is defined in Section 2(e) of the Georgia-Pacific Corporation Long-Term Incentive Plan or any successor to such plan).

10. Source of Benefits. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between G-P and Officer, or Officer’s spouse, or any other person. This Agreement does not create any escrow account, trust fund or any other form of asset segregation. Any Retirement Benefits due under the provisions of this Agreement shall be paid from the general assets of G-P, except that in the discretion of G-P, any Retirement Benefit payment may be made from a trust, if any, established by G-P for such purpose.

11. No Assignment. The right of Officer or any other person to Retirement Payments under this Agreement shall not be subject to the claims of their creditors or others, nor to legal process, and shall not be assigned, transferred, pledged or encumbered.

12. No Right to Continued Employment. Nothing contained herein shall be construed as conferring upon Officer the right to continue in the employ of G-P and/or its Affiliates as an executive or in any other capacity.

13. Other Benefit Plans. The Retirement Benefits provided for by this Agreement shall not constitute “compensation” for purposes of computing compensation for any benefit plan maintained by G-P or its Affiliates.

14. Administration. The Compensation Committee of the Board of Directors of G-P (the “Committee”) shall have full power and authority to interpret, construe and administer this Agreement and the Committee’s interpretation and construction thereof, and actions thereunder shall be binding and conclusive on all persons for all purposes. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his own willful misconduct or lack of good faith.

15. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of G-P and its Affiliates, its successors and assigns, and to the Officer and Officer’s heirs, executors, administrators and legal representatives.

16. Enforcement. All actions for the enforcement of any rights under, or interpretation of, this Agreement shall be brought in the courts of the State of Georgia or (to the extent that jurisdictional requirements permit) in federal courts located in the State of Georgia, and all parties to this Agreement agree to be subject to the jurisdiction of such courts for the purpose of any such actions. This Agreement shall be construed and its provisions enforced and administered in accordance with the laws of the State of Georgia and, to the extent applicable, federal law.

17. Prior Agreements. It is understood and agreed by the parties that if there is one or more Executive or Officer Retirement Agreement(s) between Officer and G-P entered into prior to the date of this Agreement, this Agreement is a mutually-agreed amendment and restatement of such Agreement, and any such prior Agreement is acknowledged to be superseded by this Agreement as of the effective date of this Agreement specified above.

18. Notices. Any notices required by this Agreement shall be sent as follows:

If to:	Officer:	«First_Name» «Last_Name»
«Address_Line1»
«Address_Line_2»
«City» «State» «Postal_Code»

	G-P:	Georgia-Pacific Corporation
133 Peachtree Street, N.E.
Atlanta, Georgia 30303

Attention: Chairman, Chief Executive Officer and President

Any party may specify in writing to the other party a change of address for purposes of this Paragraph 18, and any such change shall be effective upon receipt of such written notice.

IN WITNESS WHEREOF, G-P has caused this Agreement to be executed by its duly authorized officer and Officer has hereunto set his/her hand as of the date first above written.

GEORGIA-PACIFIC CORPORATION

By:
A. D. Correll Chairman, Chief Executive Officer and President

OFFICER:

«First_Name» «Last_Name»

Date Signed